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                             [SPECIMEN]

                        Merritt Ventures Corp.

          INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
     100,000,000 SHARES COMMON STOCK AUTHORIZED, $0.001 PAR VALUE

This
certifies
that	                                                   CUSIP 590433 10 8
                                                           SEE REVERSE FOR
                                                       CERTAIN DEFINITIONS

Is the owner of

       FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                        Merritt Ventures Corp.

                                            COUNTERSIGNED
                                            PACIFIC STOCK TRANSFER COMPANY
                                            500 E Warm Springs Road, Suite 240
                                            Las Vegas, NV 89119

                                            By ______________________
                                               Authorized Signature

    transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended.
This certificate is not valid unless countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATED

                        Merritt Ventures Corp.

/s/ Lorri Ann Archibald                             /s/ Gordon F. Burley
PRESIDENT                     CORPORATE SEAL       SECRETARY

                                  NEVADA